UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 21, 2016
(December 21, 2016)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 21, 2016, PNM Resources, Inc. (“PNMR”) entered into two term loan agreements: (1) a $100.0 million term loan agreement (the “One-Year Term Loan”) among PNMR, the lender parties (Wells Fargo Bank, National Association (“Wells Fargo”), MUFG Union Bank, N.A., and The Bank of New York Mellon), and Wells Fargo, as administrative agent, that matures on December 21, 2017; and (2) a $100.0 million term loan agreement (the “Two-Year Term Loan,” and together with the One-Year Term Loan, the “New Term Loans”) among PNMR and JPMorgan Chase Bank, N.A. (“JPMorgan”), as lender and administrative agent, that matures on December 21, 2018. On December 21, 2016, a portion of the proceeds of the New Term Loans was used to repay the $150.0 million Third Amended and Restated Term Loan Agreement dated as of December 21, 2015 (“2015 Term Loan”) among PNMR, the lenders identified therein, and JPMorgan, as administrative agent, that was scheduled to mature on December 21, 2016. The 2015 Term Loan was filed by PNMR as Exhibit 10.1 to its Current Report on Form 8-K filed on December 21, 2015. PNMR expects to use the remaining portion of the proceeds of the New Term Loans to repay certain outstanding short-term borrowings under PNMR’s revolving $300.0 million revolving credit agreement (“PNMR Revolver”) dated October 31, 2011, as amended to date, among PNMR, the lenders identified therein, and Wells Fargo, as administrative agent. The repayment of borrowings under the PNMR Revolver will not result in prepayment penalties.

PNMR must pay interest on its borrowing under each of the New Term Loans from time to time following funding and must repay all amounts on or before the respective maturity dates of the New Term Loans.

Each of the New Term Loans includes customary covenants, including a covenant that requires the maintenance of a debt-to capital ratio of less than or equal to 65%. The New Term Loans also include customary events of default. Each of the New Term Loans has a cross default provision and a change of control provision. If an event of default occurs, the applicable administrative agent thereunder may, or upon the request and direction of the applicable lenders holding a specified percentage of the respective loans shall, declare the obligations outstanding under the One-Year Term Loan or the Two-Year Term Loan, as the case may be, to be due and payable. Such acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The above descriptions of the One-Year Term Loan and Two-Year Term Loan are not complete and are qualified in their entirety by reference to the agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Wells Fargo, JPMorgan, MUFG Union Bank, N.A. and The Bank of New York Mellon, and their affiliates perform normal banking (including as lenders under the PNMR Revolver and other facilities) and investment banking and advisory services from time to time for PNMR and its affiliates, for which they receive customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Term Loan Agreement, dated as of December 21, 2016, among PNM Resources, Inc., the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent
10.2	Term Loan Agreement, dated as of December 21, 2016, among PNM Resources, Inc., the lenders identified therein, and JPMorgan Chase Bank, N.A., as administrative agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: December 21, 2016	/s/ Joseph D. Tarry
Joseph D. Tarry Vice President, Corporate Controller, and Chief Information Officer (Officer duly authorized to sign this report)